GENERAL SECURITY AGREEMENT

                   dated as of April 29, 1997


                               by

                      ROSE'S STORES, INC.,

                               to

                M.J. SHERMAN & ASSOCIATES, INC.,
                           as Trustee




PAGE

                       TABLE OF CONTENTS


                                                         Page No.


SECTION 1.     Definitions . . . . . . . . . . . . . . . . .- 1 -

SECTION 2.     Grant of Security Interest. . . . . . . . . .- 2 -

SECTION 3.     Security for Obligations. . . . . . . . . . .- 3 -

SECTION 4.     Representations and Warranties. . . . . . . .- 3 -

SECTION 5.     Covenants as to the Collateral. . . . . . . .- 5 -

SECTION 5A.    Acts Permitted Under the Foothill Loan
               Agreement . . . . . . . . . . . . . . . . . .- 9 -

SECTION  6.    Additional Provisions Concerning the
               Collateral. . . . . . . . . . . . . . . . . .- 9 -

SECTION 7.     Events of Default . . . . . . . . . . . . . - 11 -

SECTION 8.     Remedies Upon Default . . . . . . . . . . . - 12 -

SECTION 9.     Indemnity and Expenses. . . . . . . . . . . - 13 -

SECTION 10.    Notices . . . . . . . . . . . . . . . . . . - 13 -

SECTION 11.    Security Interest Absolute. . . . . . . . . - 14 -

SECTION 12.    Miscellaneous . . . . . . . . . . . . . . . - 14 -


PAGE

                   GENERAL SECURITY AGREEMENT


     GENERAL SECURITY AGREEMENT (this "Agreement"), dated as of April 29, 1997, made by ROSE'S STORES, INC., a Delaware corporation (the "Debtor") to M.J. SHERMAN & ASSOCIATES, INC., Trustee (as defined in the Collateral Trust Agreement described below) for the benefit of the Trade Vendors (as defined in the Collateral Trust Agreement).

                       W I T N E S E T H:

     WHEREAS, the Debtor is now and may hereafter become indebted to its Trade Vendors for goods which have been and may hereafter be sold by them to the Debtor to operate its business;

     WHEREAS, the Trade Vendors require, as a condition for their extension of credit to the Debtor, that the Debtor execute and deliver to the Trustee, for the benefit of the Trade Vendors, this Agreement, pursuant to which the Debtor, as security for such indebtedness and the other Obligations (as defined herein), is granting to the Trustee, for the benefit of the Trade Vendors, a security interest in the Collateral (as defined herein);

     WHEREAS, the Debtor and the Trustee have entered into a Collateral Trust Agreement, dated as of the date hereof, (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the "Collateral Trust Agreement"), pursuant to which the Trustee will administer the Collateral for the benefit of the Trade Vendors; and

     WHEREAS, pursuant to the Loan and Security Agreement, dated as of May 31, 1996, by and among Foothill Capital Corporation ("Foothill"), as Agent and Lender, the other Lenders, and Rose's Stores, Inc., as Borrower, as amended, amended and restated, supplemented, extended, renewed, or replaced from time to time (the "Foothill Loan Agreement") the Debtor, as security for the Obligations (as defined in the Foothill Loan Agreement), has granted to the Agent, for the benefit of the Lenders, a first priority security interest in the Collateral;

     NOW THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Debtor hereby agrees with the Trustee, for the benefit of the Trade Vendors, as follows:

     SECTION 1. Definitions. All initially capitalized terms used in this Agreement which are defined in the Collateral Trust

Agreement or in Article 9 of the Uniform Commercial Code as currently in effect in the State of New York (the "Code") and which are not otherwise defined herein shall have the same meanings herein as set forth therein. In the event of any inconsistencies in such definitions, the provisions of this Agreement shall control.

     SECTION 2. Grant of Security Interest. As security for the payment in full of all of the Obligations, the Debtor hereby pledges and assigns to the Trustee and grants to the Trustee, for the benefit of the Trade Vendors, a continuing general lien upon and second priority, perfected security interest in, subject only to the security interest of the Agent therein, all of the following, which is owned by the Debtor or in which the Debtor has any interest, wherever held by the Debtor or others for its account (collectively, the "Collateral"):

          (a)  Accounts,
          (b)  Debtor's Books,
          (c)  Equipment,
          (d)  General Intangibles,
          (e)  Inventory,
          (f)  Negotiable Collateral,
          (g) any money, or other assets of Debtor that now or hereafter come into the possession, custody, or control of the Trustee, and
          (h) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Debtor's Books, Equipment, General Intangibles, Inventory, Negotiable Collateral, real property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

As used in this Agreement:

          (a) "Accounts" means all currently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to the Debtor arising out of the sale or lease of goods or the rendition of services by the Debtor, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

          (b) "Debtor's Books" means all of the Debtor's books and records including: ledgers; records indicating, summarizing, or evidencing the Debtor's properties or assets (including the Collateral) or liabilities; all information relating to the Debtor's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information.

          (c) "Equipment" means all of the Debtor's present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including,
(a) any interest of the Debtor in any of the foregoing, and (b) all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

          (d) "General Intangibles" means all of the Debtor's present and future general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty, franchise, or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, and Negotiable Collateral.

          (e) "Inventory" means all present and future inventory in which the Debtor has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of the Debtor's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located, and any documents of title representing any of the above.

          (f) "Negotiable Collateral" means all of the Debtor's present and future letters of credit, notes, drafts, instruments, certificated securities (including the shares of stock of subsidiaries of the Debtor), documents, personal property leases
(wherein the Debtor is the lessor), chattel paper, and the Debtor's Books relating to any of the foregoing.

     SECTION 3. Security for Obligations. The security interest hereby created in the Collateral constitutes continuing collateral security for payment and performance of all of the Obligations. As used in this Agreement, "Obligations" means, all obligations, liabilities and indebtedness, whether matured or unmatured, of the Debtor arising out of or evidenced by the Note, any Security Document or the Collateral Trust Agreement, whether as principal, interest, fees or expenses, including, without limitation, the Trade Obligations, the fees and expenses of the Trustee and the Mortgage Trustee and the of the Trade Committee, and the reasonable fees and disbursements of the respective counsel to the Trustee, the Mortgage Trustee and the Trade Committee payable pursuant to the Collateral Agreement or this Agreement.

     SECTION 4. Representations and Warranties. The Debtor represents and warrants as follows:

          (a) The Debtor (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation as set forth on the first page hereof, and
(ii) has all requisite power and authority to execute, deliver and perform this Agreement.

          (b) The execution, delivery and performance by the Debtor of this Agreement (i) have been duly authorized by all necessary corporate action, (ii) do not and will not contravene its charter or by-laws, any other applicable law or any contractual restriction binding on or affecting the Debtor or any of its properties, and (iii) do not and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties other than as set forth in this Agreement.

          (c) This Agreement is a legal, valid and binding obligation of the Debtor enforceable against the Debtor in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally and limitations imposed by federal or state law or equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions hereof and thereof.

          (d) All Equipment and Inventory now existing is, and all Equipment and Inventory hereafter existing will be, unless consented to in writing by the Trustee, located at the address(es) specified therefor in Schedule I hereto. The Debtor's chief place of business and chief executive office, the place where the Debtor keeps its records concerning Accounts and General Intangibles and all originals of all chattel paper which constitutes Accounts are located at the address(es) specified therefor in such Schedule I. None of the Accounts or General Intangibles is evidenced by a promissory note or other instrument. Set forth as Schedule II hereto is a complete and correct list of each trade name used by the Debtor.

          (e) The Debtor is and will be at all times the owner of the Collateral free and clear of any lien, security interest or other charge or encumbrance, except for (i) the security interest created by this Agreement, (ii) the security interest in favor of the Agent and (iii) the security interests and other encumbrances described in Schedule III hereto. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording or filing office, except (i) such as may have been filed in favor of the Agent in connection with the Foothill Loan Agreement, (ii) such as may have been filed in favor of the Trustee and (iii) such as may have been filed to perfect or protect any security interest or encumbrance described in Schedule III hereto.

          (f) The exercise by the Trustee of any of its rights and remedies hereunder will not contravene any law or any contractual restrictions binding on or affecting the Debtor or any of its properties and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of the Debtor's properties other than as set forth in this Agreement.

          (g) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for (i) the due execution, delivery and performance by the Debtor of this Agreement, (ii) the grant by the Debtor, or the perfection, of the security interest purported to be created hereby in the Collateral, or (iii) the exercise by the Trustee of any of its rights and remedies hereunder, except for the filing of the financing statements required to be filed to perfect the security interest created by this Agreement.

          (h) There is no pending or, to the best of Debtor's knowledge, threatened action, suit, proceeding or claim before any court or other governmental authority or any arbitrator, or any order, judgment or award by any court or other governmental authority or arbitrator, that may adversely affect the grant by the Debtor, or the perfection, of the security interest purported to be created hereby in the Collateral, or the exercise by the Trustee of any of its rights and remedies hereunder.

          (i) This Agreement creates a valid second priority security interest in the Collateral in favor of the Trustee, for the benefit of the Trade Vendors, as security for the Obligations. The filing of the financing statements required to perfect the security interest created by this Agreement has been made and results in the perfection of such security interest in that portion of the Collateral in which a security interest may be perfected by filing financing statements. Such security interest is, or in the case of Collateral in which the Debtor obtains rights after the date hereof and in which a security interest may be perfected by filing financing statements, will be, a perfected, second priority security interest, subject only to the security interest of the Agent and the other encumbrances described in
Schedule III hereto.

     SECTION 5. Covenants as to the Collateral. So long as any of the Obligations shall remain outstanding, unless the Trustee shall otherwise consent in writing:

          (a) Further Assurances. The Debtor will at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that the Trustee may reasonably request in order (i) to perfect and protect the security interest created hereby; (ii) after the occurrence and during the continuance of an Event of Default (as hereinafter defined), to enable the Trustee to exercise and enforce it rights and remedies hereunder in respect of the Collateral, or (iii) to otherwise effect the purpose of this Agreement, including, without limitation, (A) marking conspicuously each item of chattel paper included in the Accounts and General Intangibles and, at the request of the Trustee, each of its records pertaining to the Collateral with a legend, in form and substance reasonably satisfactory to the Trustee, indicating that such chattel paper or Collateral is subject to the security interest created hereby,
(B) if any Account or General Intangible shall be evidenced by a promissory note or other instrument or chattel paper, delivering and pledging to the Trustee hereunder such note, instrument or chattel paper duly endorsed and accompanied by executed instruments of transfer or assignment, all in form and substance satisfactory to the Trustee, (C) executing and filing such financing or continuation statements, or amendments thereto, as may be necessary or desirable or that the Trustee may reasonably request in order to perfect and preserve the security interest purported to be created hereby, and (D) furnishing to the Trustee from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Trustee may reasonably request, all in reasonable detail.

          (b) Location of Equipment and Inventory. The Debtor will keep the Equipment and Inventory at the location(s) specified therefor in Schedule I hereto, or, upon not less than 30 Business Days' prior written notice to the Trustee accompanied by a new
Schedule I hereto indicating each new location of the Equipment and Inventory, at such other location as the Debtor may elect, provided that the Trustee's rights in such Equipment and Inventory, including, without limitation, the existence, perfection and priority of the security interest created hereby in such Equipment and Inventory, are not materially adversely affected thereby.

          (c) Condition of Equipment. The Debtor will cause Equipment necessary for the operation of its business to be maintained and preserved in good repair and working order, ordinary wear and tear excepted, and will forthwith, or in the case of any loss or damage to any Equipment as quickly as practicable after the occurrence thereof, make or cause to be made all necessary repairs, replacement, and other improvements in connection therewith so that the value and operating efficiency thereof shall at all times be maintained and preserved. The Debtor will promptly furnish to the Trustee a statement regarding any loss or damage in excess of $100,000 to any Equipment.

          (d) Taxes. The Debtor will pay timely (before delinquency or the expiration of any extension period) when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against any Collateral, except to the extent the validity thereof is being contested in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof.

          (e)  Insurance.

               (i) The Debtor will, at it own expense, maintain insurance (including, without limitation, comprehensive general liability insurance and all risk insurance insuring against loss by fire, explosion, theft and such other casualties as may be satisfactory to the Trustee) with respect to the Equipment and Inventory in such amounts, against such risks, in such form and with such insurers, as is currently in effect. Each policy for liability insurance shall provide for all losses to be paid on behalf of the Trustee and the Debtor as their respective interests may appear, and each policy for property damage shall provide for all losses to be paid directly to the Trustee upon the occurrence and during the continuance of an Event of Default. In addition, each such policy or property damage insurance shall provide for all losses to be paid directly to the Trustee and shall (A) include the Trustee as an insured party thereunder (without any representation or warranty by or obligation upon the Trustee) as its interest may appear, (B) contain the agreement by the insurer that any loss pursuant to clause (iii) of this Section 5(e) shall be payable to the Trustee notwithstanding any action, inaction or breach of representation or warranty by the Debtor, (C) provide that there shall be no recourse against the Trustee for payment of premiums or other amounts with respect thereto, and (D) provide that at least 10 days' prior written notice of cancellation or of lapse shall be given to the Trustee by the insurer. The Debtor will, if so requested by the Trustee, deliver to the Trustee duplicate policies of all liability and property damage insurance and, as often as the Trustee may reasonably request, a report of a reputable insurance broker with respect to such insurance. The Debtor will also, after the occurrence and during the continuance of an Event of Default, at the request of the Trustee, duly execute and deliver instruments of assignment of such insurance policies and cause the respective insurer to acknowledge notice of such assignment.

               (ii) Reimbursement under any liability insurance maintained by the Debtor pursuant to this Section 5(e) may be paid directly to the party who shall have incurred liability covered by such insurance. In the case of any loss involving damage to Equipment or Inventory as to which clause (iii) of this Section 5(e) is not applicable, the Debtor will make or cause to be made the necessary repairs to or replacements to such Equipment and Inventory, and any proceeds of insurance maintained by the Debtor pursuant to this Section 5(e) shall be paid to the Debtor as reimbursement for the costs of such repair or replacements.

               (iii)  Upon the occurrence and during the
          continuance of an Event of Default, or the actual or constructive total loss (in excess of $100,000 per occurrence) of any Equipment or Inventory, all insurance payments in respect of such Equipment and Inventory and all other Collateral shall be paid to the Trustee and applied as specified in Section 8(b) hereof.

          (f)  Provisions Concerning the Accounts and General
Intangibles.

               (i) The Debtor will (A) give the Trustee at least 30 days' prior written notice of any change in the Debtor's name, identity or corporate structure, (B) keep its chief place of business and chief executive office and all originals of all chattel paper which constitutes Accounts or General Intangibles at the locations specified therefor in Schedule I hereof, and (C) keep adequate records concerning the Accounts and General Intangible and such chattel paper and, after reasonable notice, permit representatives of the Trustee to inspect and make abstracts from such records and chattel paper at any time during normal business hours.

               (ii) The Debtor will, except as otherwise provided in this subsection (f) continue to collect at its own expense, all amounts due or to become due under the Accounts and General Intangibles. In connection with such collections, the Debtor may (and, at the Trustee's direction, will) take such action as the Debtor or the Trustee may deem necessary or advisable to enforce collection or performance of the Accounts and General Intangibles; provided, however, the Trustee shall have the right at any time, upon the occurrence and during the continuance of an Event of Default, to notify the account debtors or obligors under any Account or General Intangible of the assignment of such Account or General Intangible to the Trustee and to direct such account debtors or obligors to make payment of all amounts due or to become due to the Debtor hereunder directly to the Trustee and, upon such notification and at the expense of the Debtor and to the extent permitted by law, to enforce collection of any such Account or General Intangible and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Debtor might have done. In addition, upon the occurrence and during the continuance of an Event of Default, the Trustee shall have the right to notify the United States Postal Service authorities to change the address for delivery of mail addressed to the Debtor at such address as the Trustee may designate and to do all other acts and things necessary to carry out this Agreement. Upon the occurrence and during the continuance of an Event of Default, (A) all amounts and proceeds (including instruments) received by the Debtor in respect of the Accounts and General Intangibles shall be received in trust for the benefit of the Trustee hereunder, shall be segregated from other funds of the Debtor and shall be forthwith paid over to the Trustee in the same form as so received (with any necessary indorsement) to be held as cash collateral and either
          (1) released to the Debtor so long as no Event of Default, or an event which, with the giving of notice or lapse of time or both, would constitute an Event of Default shall have occurred and be continuing or (2) if any Event of Default shall be continuing, applied as specified in Section 8(b) hereof, and (B) the Debtor will not adjust, settle or compromise the amount or payment of any Account or General Intangible or release wholly or partly any account debtor or obligor thereof or allow any credit or discount thereon without the express written consent of the Trustee.

          (g)  Transfers and Other Liens.  The Debtor will not
(i) sell, transfer or assign (by operation of law or otherwise), lease, exchange or otherwise dispose of any of the Collateral except for (A) sales or disposal of Inventory in the ordinary course of business and (B) sale and disposition of obsolete equipment in the ordinary course of business so long as the amount thereof sold in any fiscal year by the Debtor shall not have a fair market value in excess of $100,000, or (ii) create or suffer to exist any lien, security interest or other charge or encumbrance upon or with resect to any of the Collateral, except for (A) the security interest created hereby, (B) the security interest in favor of the Agent and (C) the security interests and other encumbrances described in or permitted under Schedule III hereto.

     SECTION 5A. Acts Permitted Under the Foothill Loan Agreement. Notwithstanding anything to the contrary contained in this Agreement, including, without limitation, the covenants set forth in Section 5 hereof and the additional provisions concerning the Collateral set forth in Section 6 hereof, the Debtor shall have the right at any time, except (i) upon the occurrence and during the continuance of an Event of Default or (ii) to the extent not permitted under the Foothill Loan Agreement, to take such acts permitted under, and exercise such rights as may be provided for in, Section 6.6, 6.8, 7.1, 7.2, 7.4, 7.10 and 7.14 of
the Foothill Loan Agreement.

     SECTION  6.    Additional Provisions Concerning the
Collateral.

          (a) So long as any of the Obligations remain outstanding the Debtor hereby authorizes the Trustee to file, without the signature of the Debtor where permitted by law, one or more financing or continuation statements, and amendments thereto, relating to the Collateral.

          (b) The Debtor hereby irrevocably appoints the Trustee, the Debtor's attorney-in-act and proxy, with full authority in the place and stead of the Debtor and in the name of the Debtor or otherwise, from time to time in the Trustee's discretion, to take any action and to execute any instrument which the Trustee may reasonably deem necessary or advisable to accomplish the purpose of this Agreement (subject to the rights of the Debtor under Section 5(f) hereof), including, without limitation: (A) to receive, take, endorse, sign, assign and deliver, all in the name of the Trustee or the Debtor, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral (but in all instances before an Event of Default in the name of the Debtor and not the Trustee); (B) to obtain and adjust insurance required to be paid to the Trustee pursuant to Section 5(e) hereof, and to receive, indorse and collect any drafts or other instruments, document and chattel paper in connection therewith; and (C) in addition to the foregoing and without limitation, upon the occurrence and during the continuation of an Event of Default,
(1) to receive, indorse and collect any notes, drafts or other instruments, documents and chattel paper relating to the Collateral; (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Collateral; (iii) to receive, indorse, and collect any drafts or other instruments, documents and chattel paper in connection with clause (B),
(C)(i) or (C)(ii) of this Subsection (b); and (iv) to file any claim or take any action or institute any proceedings which the Trustee may deem necessary or desirable for the collection of any Collateral or otherwise to enforce the rights of the Trustee with respect to any Collateral, including, without limitation, the right, in the name of the Trustee, for the benefit of the Trade Vendors, or the Debtor, to file claims under any insurance policy, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, release, assignment, reassignment or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

          (c) If the Debtor fails to perform any agreement contained herein, the Trustee may itself perform, or cause performance of, such agreement or obligation, and the reasonable expenses of the Trustee incurred in connection therewith shall be payable by the Debtor pursuant to Section 9 hereof.

          (d) The powers conferred on the Trustee hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Trustee shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

          (e) Upon the termination of the Collateral Trust Agreement and this Agreement and payment and satisfaction in full by Debtor of all Obligations, the Trustee shall deliver to Debtor, at Debtor's sole cost and expense, all UCC-3 termination statements and any other documents necessary to terminate the Collateral Trust Agreement and this Agreement and to release the liens and security interests granted under this Agreement with respect to the Collateral. Upon the Debtor's written request and certification to the Trustee that a sale, disposition or transaction is permitted under this Agreement (upon which certification the Trustee may rely conclusively, without further inquiry), the Trustee shall release any lien or security interest granted under this Agreement on any Collateral (i) constituting property being sold or disposed of if a release is required or desirable in connection therewith, (ii) constituting property in which Debtor owned no interest at the time the security interest was granted or at any time thereafter, or (iii) constituting property leased to Debtor under a lease that has expired or been terminated in a transaction permitted under this Agreement; provided, however, that (x) the Trustee shall not be required to execute any document necessary to evidence such release on terms that, in the Trustee's opinion, would expose the Trustee to liability or create any obligation or entail any consequence other than the release of such lien or security interest without recourse, representation or warranty, and (y) such release shall not in any manner discharge, affect or impair the Obligations or any liens or security interests granted under this Agreement (other than those expressly being released) upon (or obligations of the Debtor in respect of) all interests retained by Debtor, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

     SECTION 7. Events of Default. Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

               (a) The failure of the Debtor to pay when due and payable any of the Obligations;

               (b) If any material misstatement or material misrepresentation now or hereafter exists in any warranty, representation, statement or report made to the Trustee by the Debtor or any officer, employee, agent, or director thereof;

               (c)  The failure or neglect by the Debtor to
perform, keep or observe any term, provision, condition, covenant, or agreement contained in this Agreement or any other Vendor
Document, which failure or neglect continues for ten (10) or more days;

               (d) The occurrence of an "Event of Default" under and as defined in the Mortgage; or

               (e) The occurrence of an "Event of Default" under and as defined in Section 8.1, 8.5, 8.6 or 8.7 of the Foothill
Loan Agreement or Agent declares all "Obligations" under and as defined in the Foothill Loan Agreement immediately due and payable.

     SECTION 8.     Remedies Upon Default.  If any Event of
Default shall have occurred and be continuing:

          (a) The Trustee may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party on default under the Code (whether or not the Code applies to the affected Collateral), and may also (i) require the Debtor to, and the Debtor hereby agrees that it will at its expense and upon request of the Trustee forthwith, assemble all or part of the Collateral as directed by the Trustee and make it available to the Trustee at a place to be designated by the Trustee which is reasonably convenient to both parties, and
(ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at a public or private sale, at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Trustee may reasonably deem commercially reasonable. The Debtor agrees that, to the extent notice of sale shall be required by law, at least five (5) days' notice to the Debtor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale of regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Debtor hereby waives any claims against the Trustee arising by reason of the fact that the price at which the Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Trustee accepts the first offer received and does not offer the Collateral to more than one offeree, provided that such sale has been conducted in a commercially reasonable manner.

          (b) Any cash held by the Trustee as Collateral and all cash proceeds received by the Trustee in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Trustee, be held by the Trustee as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Trustee pursuant to Section 9 hereof) in whole or in part by the Trustee against, all or any part of the Obligations in the order provided for in Article 9 of the Collateral Trust Agreement.

          (c) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Trustee is legally entitled, the Debtor shall be liable for the deficiency, together with interest thereon at the rate specified in the Collateral Trust Agreement or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees and expenses of any attorneys employed by the Trustee to collect such deficiency.

     SECTION 9.     Indemnity and Expenses.

          (a) The Debtor agrees to indemnify the Trustee from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting solely and directly from the Trustee's gross negligence or willful misconduct.

          (b) The Debtor will, upon demand, pay to the Trustee the amount of any and all reasonable costs and expenses, including the reasonable fees and disbursements of the Trustee's counsel and of any experts and agents, which the Trustee may reasonably incur in connection with (i) as applicable, the preparation, administration, amendment, waiver or other modification this Agreement, the other Security Documents, or the Collateral Trust Agreement; (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral; (iii) the exercise or enforcement of any of the rights of the Trustee hereunder; or (iv) the failure by the Debtor to perform or observe any of the provisions hereof.

     SECTION 10. Notices. All notices, requests, demands and other communications provided for or permitted hereunder shall, unless otherwise stated herein, be in writing (including telex and telecopy communications) and shall be sent by registered or certified mail, return receipt requested, telex, telecopier or hand delivery;

          (a) If to the Debtor, to P.O. Box Drawer 947, Henderson, North Carolina 27536, Attention: Chief Financial Officer, or at such other address as shall be designated by it in a written notice to the Trustee with a copy to Proskauer, Rose, Goetz & Mendelsohn, LLP, 1585 Broadway, New York, New York 10036-8299 Attention: Michael E. Foreman, Esq., counsel to the Debtor, or at such other address as shall be designated by such firm in a written notice to the Trustee; and

          (b) If to the Trustee, to its address at 333 East 68th Street, New York, New York 10021, Attention: Michael J. Sherman, or at such other address as shall designated by it in a written notice to the Debtor, with a copy to Otterbourg, Steindler, Houston & Rosen, PC., 230 Park Avenue, New York, New York 10169,
Attention: Glenn B. Rice, Esq., counsel the Trade Committee, or at such other address as shall be designated by such firm in a written notice to the Debtor.

All such notices, requests, demands and communications shall be deemed to have been duly given or made, (i) when delivered by hand, (ii) five Business Days after being deposited in the United States mail, postage prepared, (iii) when telexed with answer back received or (iv) when telecopied with receipt acknowledged.

     SECTION 11. Security Interest Absolute. All rights and the security interest of the Trustee hereunder and all obligations of the Debtor hereunder shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of this Agreement or any other Vendor Document; (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from this Agreement or any other Vendor Document; (iii) any increase in, addition to, exchange or release of, or non-perfection of any lien on or security interest in, any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations; or (iv) the absence of any action on the part of the Trustee to obtain payment or performance of the Obligations from the Debtor or any other party.

     SECTION 12.    Miscellaneous.

          (a) Amendments. No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the Debtor and the Trustee, and no waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          (b) Waivers; Cumulative Rights; Etc. No failure on the part of the Trustee to exercise, and no delay in exercising, any right hereunder or under any other Vendor Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Trustee provided herein are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Trustee under this Agreement are not conditional or contingent on any attempt by the Trustee to exercise any of its rights against any other Person.

          (c) Captions; Separability. The captions of the various Sections, Subsections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          (d) Continuing Security Interest; Assignments. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the payment in full of the Obligations in accordance with the terms of the Collateral Trust Agreement and (ii) be binding on the Debtor and its successors and assigns and shall inure, together with all rights and remedies of the Trustee hereunder, to the benefit of the Trustee and its successors, transferees and assigns.

          (e)  GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED
IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW
YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES
THEREOF.

          (f)  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

          THE VALIDITY OF THIS AGREEMENT, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING

EFFECT TO ITS CONFLICT OF LAWS PRINCIPLES. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT MAY BE TRIED AND LITIGATED IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK OR, AT THE SOLE OPTION OF TRUSTEE, IN ANY OTHER COURT IN WHICH TRUSTEE SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. EACH OF DEBTOR AND TRUSTEE WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12(b). DEBTOR AND TRUSTEE HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE VENDOR DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. DEBTOR AND TRUSTEE REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

          (g) Admissibility of Security Agreement. The Debtor agrees that any copy of this Agreement signed by the Debtor and transmitted by telecopier for delivery to the Trustee shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.

          (h) Binding Nature. This Agreement shall be binding upon and inure to the benefit of the successors, assigns or other legal representatives of the Debtor, and shall, together with the rights and remedies of the Trustee hereunder, be binding upon and inure to the benefit of the Trustee and the Trade Vendors and each of their respective successors, assigns or other legal representatives.

          (i) Counterparts. This Agreement may be executed by the parties hereto individually or in any combination, in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same agreement.

          (j) Schedules. The Trustee is authorized to annex hereto any schedules referred to herein.

          (k) Acknowledgment of Receipt. The Debtor acknowledges receipt of a copy of this Agreement.

          (l) This Agreement is subject to the terms and conditions of the Intercreditor Agreement, dated on or about the date hereof, between the Agent and the Trustee relating to the priorities of their respective security interests in, and respective rights and remedies in and to, the Collateral.

PAGE

    IN WITNESS WHEREOF, the Debtor has caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

                              ROSE'S STORES, INC.

                              By:/s/ Jeanette Peters____

                              Name: Jeanette Peters_____

                              Title: Chief Financial Officer
PAGE

SCHEDULE I
TO
GENERAL SECURITY AGREEMENT


1.   Location(s) of Equipment and Inventory:




2. The Debtor's (a) chief executive office, (b) chief place of business, and (c) place where the Debtor keeps its records concerning Accounts and General Intangibles.
PAGE

                          SCHEDULE II
                               TO
                   GENERAL SECURITY AGREEMENT


                           Trade Names


                          SCHEDULE III
                               TO
                   GENERAL SECURITY AGREEMENT

                     Permitted Encumbrances